EXHIBIT 10.1
                               CREDIT AGREEMENT


                                      AMONG


                       BARNETT BANK OF SOUTH FLORIDA, N.A.
                                    ("BANK"),




                          WHITMAN EDUCATION GROUP, INC.
                                  ("BORROWER")


                                       AND


                               PHILLIP FROST, M.D.
                                  ("GUARANTOR")



                           DATED AS OF APRIL 11, 1996


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                                TABLE OF CONTENTS


PRELIMINARY STATEMENTS....................................................  3

Section 1.  DEFINITIONS AND ACCOUNTING MATTERS............................  3

Section 2.  LOANS.........................................................  6

Section 3.  PAYMENTS; COMPUTATIONS; ETC...................................  9

Section 4.  CONDITIONS PRECEDENT.......................................... 10

Section 5.  REPRESENTATIONS AND WARRANTIES................................ 10

Section 6.  COVENANTS..................................................... 11

Section 7.  EVENTS OF DEFAULT............................................. 14

Section 8.  MISCELLANEOUS................................................. 16


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         CREDIT AGREEMENT, made and entered into this 11 day of April, 1996, by and among BARNETT BANK OF SOUTH FLORIDA, N.A., a national banking corporation ("Bank"); WHITMAN EDUCATION GROUP, INC., f/k/a Whitman Medical Corp., a New Jersey corporation (hereinafter referred to as the "Borrower"); and PHILLIP FROST, M.D., an individual, (hereinafter referred to as the "Guarantor").

                             PRELIMINARY STATEMENTS

         A. The Bank has agreed to establish two (2) credit facilities for the Borrower, the first consisting of a term loan in the principal amount of $6,000,000.00 ("Term Loan") to refinance existing obligations and the second consisting of a revolving credit loan in the principal amount of $2,500,000.00 ("Revolving Loan") to finance working capital and for general corporate purposes.

         B. It is a condition precedent of the Bank's funding the Loans that the Borrower shall have agreed to the terms of, and shall have signed, this Agreement.

         SECTION 1.  DEFINITIONS AND ACCOUNTING MATTERS.

                  1.1       CERTAIN DEFINED TERMS.  As used herein:

                            "BUSINESS DAY" shall mean any day of the year on
which banks are not authorized or required to close in Dade County, Florida.

                            "CODE" means the Internal Revenue Code of 1986 as
amended from time to time.

                            "DEFAULT" shall mean an Event of Default or an event
that with notice or lapse of time or both would become an Event of Default.

                            "DOLLARS" and "$" shall mean lawful money of the
United States of America.

                            "EVENT OF DEFAULT" shall have the meaning assigned
to that term in Section 7 of this Agreement.

                            "GUARANTEE" shall mean the Continuing Unlimited
Guarantee, of even date herewith, issued by the Guarantor to the Bank.

                            "GUARANTOR" shall mean PHILLIP FROST, M.D.,  an
individual.

                            "INTEREST BUSINESS DAY" shall mean any day on which
banks are not authorized or required to close for business in London, England or Miami, Florida.

                            "INTEREST PERIOD" shall mean any interest period
applicable to a Loan; PROVIDED, that there shall be no more than five (5) Interest Periods for LIBOR Rate Loans outstanding at any time.

                            "LIBOR RATE" shall mean for any Interest Period, an
interest rate per annum obtained by dividing (a) the rate of interest

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determined by the Bank to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth (1/16) of one percentage point of the rate per annum) at which deposits in immediately available and freely transferable dollars are offered by first class banks in the London interbank market to the Bank at 10:00 a.m. (Miami, Florida, time) three (3) Interest Business Days prior to the first day of such Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the LIBOR Rate Loan to be outstanding during such an Interest Period, by (b) the percentage equal to one hundred percent (100%) (expressed as a decimal fraction) minus the Reserve Requirement for such Interest Period. Each calculation by the Bank of the applicable LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

                            "LIBOR RATE LOANS" shall mean Loans bearing interest
at rates determined by reference to the LIBOR Rate as provided in Subsection 2.1.

                            "LIEN" shall  mean, with respect to any asset, any
mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect to such asset (including any agreement to give any of the foregoing and the filing of or agreement to give any financing statement or other similar form of public notice under the law of any jurisdiction). For the purposes of this Agreement, the Borrower shall be deemed to own subject to a Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                            "LITIGATION EVENT" has the meaning assigned thereto
in Section 6.2 hereof.

                            "LOANS" shall mean the Term Loan and the Revolving
Loan as described in Section 2.1 of this Agreement.

                            "MATERIAL ADVERSE CHANGE" shall mean any change,
event, action, condition or effect which could, either individually or in the aggregate:

                        (i) materially and adversely affect the assets, financial condition or prospects of the Borrower;

                       (ii) materially and adversely impair the ability of the Borrower to perform any of its obligations under this Agreement or any other Transaction Document;

                      (iii) impairs the validity or enforceability of this Agreement or any other Transaction Document.

                            "PERMITTED LIENS" shall mean (i) Liens imposed by
law, such as mechanics' liens, that arise in the ordinary course of business and that secure amounts not yet due and payable or that arise out of judgments or awards against the Borrower with respect to which the Borrower at the time shall currently be prosecuting an appeal or proceedings for review, provided that the Borrower shall have in effect a bond (or other security), satisfactory to the Bank, for the full amount

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of the lien (or, if greater, such other amount as may be required by applicable law); and (ii) Liens for taxes or assessments or other governmental charges not yet due, or if due, are not yet delinquent.

                            "PERSON" shall mean an individual, a corporation, a
company, a voluntary association, a partnership, a trust, an unincorporated organization or other entity or a government or any agency, instrumentality or political subdivision thereof.

                            "POST-DEFAULT RATE" shall mean, in respect of any
principal of the Loan not paid when due or any other amount (including interest, unless prohibited by law) payable by the Borrower under this Agreement or any other Transaction Document that is not paid when due (whether at stated maturity, by acceleration or otherwise), a fluctuating rate per annum during the period commencing on the due date until such amount is paid in full equal at all times to the sum of the rate otherwise applicable PLUS four percent (4%), per annum.

                            "PRIME RATE" shall  mean the annual rate of interest
established from time to time by Barnett Banks, Inc. as its prime rate of interest, subject to change on a daily basis. Should Barnett
Banks, Inc. not publish a prime rate during the term of this Agreement, the Bank, in its reasonable discretion, may choose a comparable substitute prime rate.

                            "PRINCIPAL OFFICE" shall mean the principal office
of the Bank, currently located at 701 Brickell Avenue, Miami, Florida
33131.

                            "RESERVE REQUIREMENT" shall mean, for any LIBOR Rate
Loan for any Interest Period therefor, the daily average of the stated maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental, or emergency reserves) are required to be maintained during such Interest Period under Regulation D by the Bank against "Eurocurrency liabilities" (as such term is used in Regulation D), but without benefit or credit of proration, exemptions, or offsets that might otherwise be available to the Bank from time to time under Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by the Bank against (a) any category of liabilities that include deposits by reference to which the LIBOR Rate is to be determined; or
(b) any category of extension of credit or other assets that includes LIBOR Rate Loans.

                            "REVOLVER NOTE" shall mean that certain Revolver
Note from the Borrower to the Bank in the original principal amount of $2,500,000.00.

                            "TERM NOTE" shall mean that certain Term Note from
the Borrower to the Bank in the original principal amount of $6,000,000.00.

                            "TRANSACTION DOCUMENTS" shall mean the Credit
Agreement, the Term Note, the Revolver Note, the Guarantee, the Notes and any and all amendments to or any assignments of any of the aforesaid.

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                 1.2   ACCOUNTING TERMS AND DETERMINATIONS.

                           Unless otherwise specified herein, all accounting
terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished by the Borrower to any party hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a basis consistent with the reviewed financial statements of the Borrower referred to in Section 6.1 hereof (except for changes concurred with by the Borrower's independent public accountants and disclosed in any note to the financial statements of the Borrower furnished from time to time hereunder as set forth in Section 6.1 hereof).


         SECTION 2.  LOANS

                  2.1 THE LOANS. On the date hereof, the Bank agrees to make the following loans to the Borrower:

                           a.  TERM LOAN

                                    (i) PRINCIPAL. $6,000,000.00, which shall be
evidenced by a promissory note in like amount in substantially the form attached to this Agreement as Exhibit A (the "Term Note").

                                   (ii) INTEREST.  Interest shall accrue on the
Term Loan from the date hereof until repayment in full. Interest shall be paid monthly in arrears commencing one month from the date hereof. The applicable interest rate per annum shall be selected by Borrower on the Closing Date from the following two options.

                  PRIME RATE OPTION:
                  a) The Prime Rate, changing when and as the Prime Rate changes, minus 125 basis points; or

                  LIBOR RATE OPTION:
                  b)       The LIBOR Rate, plus 150 basis points.

The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to Section 2.4(c) hereinafter.

                                  (iii) PURPOSE.  The proceeds of the Term Loan
shall be used to enable the Borrower to refinance existing obligations.

                                   (iv) REPAYMENT.  The Borrower agrees to pay
the principal indebtedness evidenced by the Term Note on or before April 14, 1999.

                                    (v) PREPAYMENTS OF LOAN.  The Borrower shall
have the right to prepay the Term Loan at any time or from time to time; provided, all such prepayments are in a principal amount of $25,000.00 or greater accompanied by a payment of any accrued but unpaid interest on any amount(s) being prepaid. No amount prepaid under the Term Note may be reborrowed.


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                  b.       REVOLVING LOAN

                                 (i) PRINCIPAL.  $2,500,000.00, which shall
be evidenced by a promissory note in like amount in substantially the form attached to this Agreement as Exhibit B (the "Revolver Note").

                                (ii) INTEREST. Interest shall accrue on
the Revolving Loan from the date of the first advance until repayment in full. Interest shall be paid monthly in arrears commencing one month from the date of the first advance. The applicable interest rate per annum shall be selected by Borrower on the date of each advance from the following two options.

                  PRIME RATE OPTION:
                  a) The Prime Rate, changing when and as the Prime Rate changes, minus 125 basis points; or

                  LIBOR RATE OPTION:
                  b)       The LIBOR Rate, plus 150 basis points.

The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to Section 2.4(c) hereinafter.

                               (iii) PURPOSE.  The proceeds of the Revolving
Loan shall be used for general corporate purposes and to finance working capital. Provided no Event of Default has occurred and is continuing, the Borrower may borrow, repay and reborrow up to an amount not to exceed at any time and from time to time $2,500,000.00 until October 15, 1997.

                                (iv) REPAYMENT.  The Borrower agrees to pay the
principal indebtedness evidenced by and outstanding under the Revolver Note in full on or before October 15, 1997.

                  2.2 BORROWING. On the date hereof, the Bank shall make available the amount of the Term Loan and so much of the Revolving Loan as may be requested by Borrower by depositing the proceeds, in immediately available funds, in an account of the Borrower maintained with the Bank at its Brickell Office, or in such other account and at such other location as the Bank and Borrower may agree.

                  2.3 LENDING OFFICE. The Loan made by the Bank shall be made and maintained at the Bank's Brickell Office.

                  2.4        LIBOR RATE LOANS.

                           a.  In connection with each LIBOR Rate Loan, Borrower
shall elect an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be either a one, two, three or six month period PROVIDED that:

                                    (i) the initial Interest Period for any Loan
                  shall commence on the funding date of such Loan;

                                    (ii)  in the case of immediately successive
         Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

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                                  (iii) if an Interest Period would otherwise
         expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                                    (iv) any Interest Period that begins on the
         last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part (v) below, end on the last Business Day of a calendar month;

                                    (v) no Interest Period for a Revolver Loan
                  shall extend beyond October 15, 1997, no Interest Period for the Term Loan shall extend beyond April 14, 1999;

                                    (vi) no Interest Period with respect to any
         of the Loans may extend beyond a date on which Borrower is required to make a scheduled payment of principal with respect to the Loan; and

                                   (vii) there shall be no more Interest Periods
         relating to LIBOR Rate Loans outstanding at any time than permitted by the definition of Interest Period contained in this Agreement.

                           b.  In computing interest on any Loan, the date of
funding of the Loan or the first day of an Interest Period applicable to such Loan shall be included and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan shall be excluded; PROVIDED, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

                           c.       CONVERSION OR CONTINUATION.  Subject to the
provisions of this subparagraph (c) and the limitation on the number of Interest Periods, Borrower shall have the option to (1) convert at any time all or any part of outstanding Loans equal to $500,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis, or (2) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Rate Loan and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the Loan to be continued; PROVIDED, that LIBOR Rate Loans may only be converted into Loans bearing interest determined by reference to an alternative basis on the expiration date of an Interest Period applicable thereto; and provided, FURTHER, that no outstanding Loan may be continued as, or be converted into, a LIBOR Rate Loan when any Event of Default or Default has occurred and is continuing; and PROVIDED, FURTHER, that no Loan may be converted into a LIBOR Rate Loan until ten (10) days after the Closing Date.

                  Borrower shall deliver a fully and properly completed notice of conversion/continuation to Lender no later than 11:00 a.m. (Miami time) at least three (3) Business Days in advance of the proposed

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conversion/continuation date. In lieu of delivering the above-described notice of conversion/continuation, Borrower may give Lender telephonic notice by the required time of any proposed conversion/continuation under this subparagraph
(c); PROVIDED, that such notice shall be promptly confirmed in writing by delivery of a notice of conversion/continuation to Lender on or before the proposed conversion/continuation date.

                  Except as provided in this subsection 2.4(c), a notice of conversion/continuation for conversion to, or continuation of, a LIBOR Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable once given, Borrower shall be bound to convert or continue in accordance therewith and Lender shall have no liability for acting in accordance with Borrower's instructions contained therein.

                           d.  Upon notice to the Borrower from the Bank, the
Borrower shall pay to the Bank such amount as the Bank reasonably determines shall be sufficient to compensate it for any loss, cost or expense incurred as a result of any payment of a LIBOR Rate Loan on a date other than the last day of the Interest Period for such Loan, including, but not limited to acceleration of the Loans by the Bank pursuant to Section 7 hereof; such compensation to include, without limitation, an amount equal to, if any, (x) any loss sustained by the Bank as a result of reinvesting or redeploying any amount prepaid at a rate lower than the Bank's cost of match funding such amount, calculated for the period consisting of the remainder of the relevant Interest Period or (y) any direct breakage or unwinding costs resulting from the liquidation of deposits that match funded any amount not borrowed for the duration of the relevant Interest Period. The Bank's determination of any such amounts, as specified in the Bank's notice to the Borrower which shall include the basis upon which such amounts were calculated in reasonable detail, shall be conclusive absent bad faith or manifest error.

                  2.5 GUARANTEE. The repayment of the indebtedness evidenced by the Term Note and the Revolver Note shall be irrevocably and unconditionally guaranteed by the Guarantor pursuant to the Guarantee.


         SECTION 3.          PAYMENTS; COMPUTATIONS; ETC.

                  3.1 PAYMENTS. Except to the extent otherwise provided herein, all installments of interest and all other payments (including the principal of the Notes) to be made by the Borrower under this Agreement and the Notes shall be made in Dollars, in immediately available funds, to the Bank at the Brickell Office not later than 12:00 p.m. Miami time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Bank may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Bank (with notice to the Borrower promptly thereafter, but the failure of the Bank to so notify shall not relieve the Borrower of any obligation hereunder). If the due date of any payment under this Agreement or the Notes would otherwise fall on a day that is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension. The

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Borrower shall make all payments of principal, interest and other amounts to be made by the Borrower under this Agreement and the Notes without setoff or counterclaim, free and clear of any deductions. All payments by the Borrower to the Bank pursuant to the terms of this Agreement shall be applied first to accrued but unpaid interest, then to outstanding principal.

                  3.2 SETOFF. The Borrower and the Guarantor agree that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim the Bank may otherwise have, the Bank shall be entitled, at its option, upon the occurrence and during the continuance of an Event of Default to offset balances held by it for account of the Borrower or the Guarantor at any of its offices, in Dollars or in any other currency, against any principal of or interest on the Loans, or any other amount payable to the Bank hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower or the Guarantor), in which case it shall promptly notify the Borrower or the Guarantor thereof, provided that the Bank's failure to give such notice shall not affect the validity of any such setoff.


         SECTION 4.          CONDITIONS PRECEDENT.

                  4.1 LOANS. The obligation of the Bank to make the Loans hereunder is subject to the receipt by the Bank of the following documents, each of which shall be satisfactory to the Bank in form and substance:

                             a.     The Notes, duly completed and signed;

                             b.     The Guarantee, duly completed and signed;

                             c.     Financial Statements of the Borrower;

                             d.     Guarantor's certificate certifying
compliance with the terms and conditions of this Agreement, including maintenance of minimum net worth and marketable securities requirements, and that there is presently no outstanding litigation that will adversely affect Guarantor's current personal financial condition; and

                             f.     Such other documents as the Bank or its
counsel may reasonably request.


         SECTION 5. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and the Guarantor represents and warrants to the Bank that:

                  5.1 LITIGATION. Except as disclosed to the Bank in writing prior to the date of this Agreement or as otherwise disclosed in the Borrower's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995, there are no material legal or arbitral proceedings or any material proceedings by or before any governmental or regulatory authority or agency, now pending or (to the knowledge of the Borrower) threatened against the Borrower or the Guarantor.

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                  5.2 NO BREACH. The execution and delivery of the Transaction
Documents to which the Borrower or the Guarantor is a signatory, the consummation of the transactions therein contemplated or compliance with the terms and provisions thereof will not conflict with or result in a breach of, or require any consent (other than consents which have been obtained and are in full force and effect) under any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Borrower or the Guarantor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or the Guarantor pursuant to the terms of any such agreement or instrument.

                  5.3 AUTHORITY. Each of the Borrower and the Guarantor has all necessary authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Borrower and the Guarantor and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, except as the enforceability thereof and may be limited by (i) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and (ii) equitable principles.

                  5.4 USE OF LOAN PROCEEDS. Each of the Borrower and the Guarantor is not engaged principally, nor as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve system), and no part of the proceeds of the Loans will be used to buy or carry any margin stock or for the purpose of permitting anyone else to do so.

                  5.5 TAXES. Each of the Borrower and the Guarantor has filed all United States Federal income tax returns and all other materials tax returns which are required to be filed by it and has paid all taxes due pursuant to such returns or pursuant of any assessment received by each except such taxes, the payment of which is not yet due, are not yet delinquent, or are being contested in good faith and for which adequate reserves or other provisions have been made or that has not yet been finally determined. The charges, accruals and reserves on the books of the Borrower and the Guarantor in respect of taxes and other governmental charges are, in the opinion of the Borrower and the Guarantor, adequate.


         SECTION 6. COVENANTS. Each of the Borrower and the Guarantor agrees that, until payment in full of the Loans, all interest thereon and all other amounts payable by the Borrower hereunder or under the Transaction Documents:

                 6.1 FINANCIAL STATEMENTS. The Borrower shall deliver to the Bank:

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                             a.     Within sixty (60) days after the end of each
fiscal quarter, beginning with the current quarter, a consolidated balance sheet of the Borrower, as of the close of each quarter, and statements of revenue and expense, and cash flow for that portion of the fiscal year to date then ended, internally prepared by Borrower in accordance with GAAP, applied on a basis consistent with that of the preceding period or containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the Chief Financial Officer of the Borrower;

                             b.  Within ninety (90) days after the close of the
fiscal year, beginning with the year ending March 31, 1996, audited financial statements of the Borrower as of the fiscal year then ended, prepared in accordance with GAAP, applied on a basis consistent with the preceding year or containing disclosure of the effect on financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by (i) a report thereon, containing an unqualified opinion, without scope limitations imposed by the Borrower, from a firm of independent certified public accountants selected by the Borrower and reasonably acceptable to the Bank, and (ii) a copy of each "management letter", if any, from such accountants to the Borrower in connection with such accountants' audit;

                             c. All other documents which Borrower may file with
the U.S. Securities and Exchange Commission and any state regulatory authorities.

                             d.  promptly after the Borrower or the Guarantor
knows that any default or Event of Default has occurred, a notice of such default, describing the same in reasonable detail and describing the action that the Borrower or Guarantor proposes to take to cure the same; and

                             e.  from time to time, such other information
regarding the business affairs or financial condition of the Borrower or Guarantor as the Bank may reasonably request.

                  6.2 CERTIFICATE OF COMPLIANCE. The Guarantor agrees to deliver to the Bank annually a certificate of compliance in substantially the form attached to this Agreement as Exhibit C (the "Certificate of Compliance") attesting that he is in compliance with the provisions of Section 13 of the Guarantee Agreement, certifying that so long as any Indebtedness of Borrower to Bank exists, the Guarantor agrees to maintain, at a minimum, (i) unencumbered cash and/or marketable securities having an aggregate value of no less than $100,000,000.00 and (ii) a net worth of $200,000,000.00. As used herein, (i) the term "marketable securities" shall mean publicly traded stocks and bonds (rated A or better by Standard & Poor's) trading at a price equal to or higher than $15.00 per share and (ii) the term "net worth" shall mean assets less direct and contingent liabilities.

                  6.3 LITIGATION. The Borrower and the Guarantor shall promptly give the Bank notice of all legal or arbitral proceedings, affecting the Borrower or Guarantor, except proceedings (proceedings involving less than $100,000.00) that, if adversely determined, would


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have no material adverse effect on the financial condition or operations, or the prospects or business of the Borrower or the Guarantor.

                  6.4 AFFIRMATIVE COVENANTS. So long as the Loans shall remain unpaid, each of the Borrower or the Guarantor, will, unless the Bank shall otherwise consent in writing:

                            a.  PAYMENT OF TAXES AND OTHER CHARGES.  Pay and
discharge all taxes and assessments imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Borrower or Guarantor, PROVIDED that the Borrower or the Guarantor shall not be required to pay and such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established on its financial books.

                            b.  COMPLIANCE WITH LAWS.  Comply in all material
respects with all applicable laws, rules, regulations and orders relating to the conduct of its business.

                            c.   KEEPING OF RECORDS AND BOOKS OF ACCOUNT.  Keep
adequate records and books of account reflecting all of its business affairs and transactions.

                            d. PERFORMANCE AND COMPLIANCE WITH OTHER AGREEMENTS.
Perform all the obligations to be performed pursuant to the terms of each indenture, agreement, contract and other instrument by which it is bound, unless the same shall be contested in good faith by appropriate proceedings or where performance thereof is prevented through no fault of the Borrower, or the Guarantor.

                             e.     USE OF PROCEEDS.  The Borrower shall use the
proceeds of the Loans solely for the purposes set forth in Section
2.1 above.

                             f.     MINIMUM MARKETABLE SECURITIES.  The
Guarantor agrees to maintain, at a minimum, UNENCUMBERED CASH AND/OR MARKETABLE securities having an aggregate market value of no less than $100,000,000.00. As used herein, the term "marketable securities" shall mean publicly traded stocks trading at a price equal to or higher than $15.00 per share and bonds (rated A or better by Standard & Poor's).

                             g.     NET WORTH.  The Guarantor agrees to maintain
a net worth of not less than $200,000,000.00. As used herein, the term "net worth" shall mean assets less direct and indirect liabilities.

                  6.5 NEGATIVE COVENANTS. So long as the Loans shall remain unpaid, the Borrower and the Guarantor, will not, without the prior written consent of the Bank:

                             a.  INDEBTEDNESS.  Create, incur, assume or suffer
to exist any Indebtedness, except (i) Indebtedness of the Borrower hereunder or under the Transaction Documents; (ii) Indebtedness of the Borrower incurred in the ordinary course of business (trade credits); and (iii) Indebtedness of the Borrower otherwise permitted under this Agreement.

                             b.  LIENS AND ENCUMBRANCES.  Create, incur, assume
or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any nature or any other type of preferential arrangement, upon or with respect to any of its properties, now owned or hereafter acquired, or assign or otherwise convey, any right to receive income, except that the foregoing restrictions shall not apply to:

                             (i) liens for taxes, assessment or governmental charges or levies on property of the Borrower, or the Guarantor if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

                             (ii) liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business; and

                             (iii) liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, repairmen's materialmen's and other like liens arising in the ordinary course of business in respect of obligations which are not due or are being contested in good faith.

                             c.  CHANGE IN NATURE OF BUSINESSES.  Make or permit
to be made, any material change in the nature of its business as carried on at the date hereof.

                  6.5 INDEMNITY. Each of the Borrower or the Guarantor hereby agrees to indemnify and hold the Bank, its directors, officers, employees, agents, successors and assigns harmless on demand from and against any and all claims, demands or liabilities, including reasonable attorney's fees (which includes allocated costs for services of in-house attorneys) incurred by any of the Bank, its directors, officers, employees, agents, successors and assigns directly or indirectly arising out of or in any way attributable to any action, inaction, negligence or wilful misconduct of the Borrower or the Guarantor in connection with the loans; PROVIDED, HOWEVER, the Borrower shall have no obligation hereunder with regard to liability arising from the negligence or wilful misconduct of the Bank. This indemnity shall survive repayment of any indebtedness evidenced by the Notes.

         SECTION 7. EVENTS OF DEFAULT. If one or more of the following events (herein called "Events of Default") shall occur and be continuing:

                  a. The Borrower shall default in the payment of any principal or interest evidenced by the Notes when due and the default remains unremedied for three (3) consecutive Business Days;

                  b. Any representation, warranty or certification made or deemed made herein by the Borrower or the Guarantor, or any certificate or other document furnished to the Bank pursuant of the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect;

                  c. Borrower or the Guarantor shall default in the performance or any of its other obligations in this Agreement, any other Transaction Document or in connection with any other obligation, whether direct or indirect, of Borrower or the Guarantor to the Bank howsoever arising and, if remediable, such default shall continue unremedied for a period of 30 Business Days after notice thereof to the Borrower or the Guarantor, by the Bank; PROVIDED that if the Borrower or the Guarantor is diligently pursuing a cure of such default, such cure period may (but need not) be extended (not to exceed 90 days in the aggregate) at the sole discretion of the Bank;

                  d. Borrower or the Guarantor shall admit in writing its inability to, or be generally unable to pay its debts as such debts become due;

                  e. Any proceeding by or against Borrower or the Guarantor in any court of competent jurisdiction, seeking (i) its liquidation, or the composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or the Guarantor or of all or any substantial part of its assets; or (iii) similar relief in respect of the Borrower or Guarantor under any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustments of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Borrower or the Guarantor shall be entered in an involuntary case under the Bankruptcy Code;

                  f. A final judgment or judgments for the payment of money in excess of $100,000.00 in the aggregate shall be rendered by a court or courts against Borrower or Guarantor and the same shall not be discharged (or provision shall not have been made for such discharge), or a stay of execution thereof shall not have been procured, within 30 days from the date of entry thereof and the Borrower or the Guarantor shall not, within said period of 30 days, or such longer period during which execution and the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

                  g.       The occurrence of any Material Adverse Change;

                  h. Any default shall occur under the terms applicable to any material indebtedness of Borrower or the Guarantor representing any borrowing or financing otherwise under this Agreement or any other material agreement, and such default shall (i) consist of the failure to pay such Indebtedness at the maturity thereof, (ii) continue unremedied for a period of time sufficient to permit acceleration of such Indebtedness, or (iii) continue unremedied (and not be waived by the holder thereof) for a period of 45 days after notice thereof to the Borrower or the Guarantor by the Bank; or

                  i.       The death or incapacity of the Guarantor.

                  THEREUPON, in the case of an Event of Default, the Bank's obligation to make advances under the Revolver Note shall immediately terminate and the Bank may declare the principal amount then outstanding and all accrued interest evidenced by the Notes and all other amounts payable by the Borrower or the Guarantor hereunder and under the Notes to be forthwith due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower and the Guarantor.


         SECTION 8.          MISCELLANEOUS

                  8.1 WAIVER. No failure on the part of the Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Notes preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  8.2 NOTICES. All notices and other communications provided for herein (including any modifications of, or waivers or consents under, this Agreement) shall be in writing and telexed, telecopied, telegraphed, cabled, mailed or hand-delivered to the intended recipient as follows:

                           If to the Bank:

                             Barnett Bank of South Florida, N.A.
                             701 Brickell Avenue
                             Miami, Florida  33131
                             Attention:  Guillermo Castillo
                             Facsimile No.:  305-350-7005
                             Telephone No.:  305-789-3058

                           With a copy to:

                             Jimmy L. Morales, Esq.
                             Coll Davidson Carter Smith
                                Salter & Barkett, P.A.
                             201 So. Biscayne Blvd.
                             Suite 3200
                             Miami, Florida  33131
                             Facsimile No.:  305-374-7296
                             Telephone No.:  305-373-5200

                           If to the Borrower or the Guarantor:

                             8800 Northwest 36th Street
                             Miami, Florida  33178
                             Attention:  Richard C. Phenniger, Jr.
                             Facsimile No.: (305) 590-2268
                             Telephone No.: (305) 590-2309

                           With a copy to:

                             Randy S. Proto, President
                             Whitman Education Group, Inc.
                             4400 Biscayne Boulevard
                             Miami, Florida  33137
                             Facsimile No.: (305) 575-6535
                             Telephone No.: (305) 575-6510


or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex (with answer back) or telecopier (with electronic confirmation), delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforementioned.

                  8.3 EXPENSES, ETC. Each of the Borrower and the Guarantor agrees to pay or reimburse the Bank for paying: (a) the reasonable fees and expenses of Coll Davidson Carter Smith Salter & Barkett, P.A., Florida counsel to the Bank, in connection with (i) the preparation, execution and delivery of this Agreement, the Notes, and the making of the Loans hereunder, and (ii) any actual or proposed amendment, modification or waiver of any of the terms of this Agreement or of the Notes or of the other Transaction Documents whether or not such amendments, modifications or waivers shall become effective; (b) all costs and expenses of the Bank (including reasonable counsel's fees and the reasonable allocated costs for services of the Bank's in-house counsel if any is involved with the Loans) in connection with the enforcement of this Agreement or the Notes; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges regardless of when levied by any governmental or revenue authority in respect of this Agreement or the Notes.

                  8.4 AMENDMENTS, ETC. This Agreement embodies the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes all prior agreements, except those contained in the Notes and understandings with respect thereto. The Transaction Documents may not be modified, amended, waived or terminated, except by an instrument in writing signed by duly authorized representatives of the Bank, the Borrower, and the Guarantor.

                  8.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Borrower and the Guarantor and the successors and assigns of the Bank. However, the reference to assigns shall not be authority for the Borrower or the Guarantor to transfer of assign its interest under the Transaction Documents.

                  8.6  SURVIVAL.  The obligations of the Borrower under
Section 8.3 hereof shall survive the repayment of the Loans.

                  8.7 COUNTERPARTS. This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  8.9 JURISDICTION. Each of the Borrower and the Guarantor hereby submits to the nonexclusive jurisdiction of any United States Federal Court or Florida State Court located in Dade County, State of Florida in any action or proceeding brought against them or any of them by the Bank under this Agreement, the Notes and hereby irrevocably appoints Richard C. Phenniger, Jr., of 8800 Northwest 36 Street, Miami, Florida 33178 as its attorney-in-fact and agent for the service of summons or other legal process with respect thereto. Such service may be made by serving a copy of any summons or other legal process in any such action or proceeding on said agent. Such agent is authorized and specifically directed to accept by and on behalf of the Borrower and the Guarantor service of summons and other legal process of any such action or proceeding against it. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by Borrower and the Guarantor as such and shall be legal and binding on it for all purposes of any such action or proceeding. Each of the Borrower and the Guarantor agrees that so long as it shall be obligated to the Bank, it shall maintain in Dade County, Florida a duly appointed agent for the aforesaid purpose. The Borrower and the Guarantor will advise the Bank of any change of address of the foregoing agent or of the substitution of another agent therefor. In the event the foregoing agent or any other agent appointed by Borrower or the Guarantor shall not be conveniently available for such service or if the Borrower and the Guarantor fails to initially designate or thereafter maintain an agent as herein provided, each of the Borrower and the Guarantor shall not be conveniently available for such service or if the Borrower and the Guarantor fails to initially designate or thereafter maintain an agent as herein provided, each of the Borrower and the Guarantor hereby irrevocably appoints the person who is then holding the office of Secretary of State, State of Florida, as such attorney-in-fact and agent. Each of the Borrower and the Guarantor agrees to advise the foregoing agent or any substitute agent of the appointment made hereby but the failure to do so shall not affect such appointment. Nothing herein shall be construed to prohibit the Bank from bringing any action in any other appropriate jurisdiction or from serving process on the Borrower or the Guarantor in any other manner provided by law.

                  8.10 WAIVER OF TRIAL BY JURY. EACH OF THE BANK AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE RIGHT EACH MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THE TRANSACTION DOCUMENTS AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BANK'S AGREEING TO EXTEND CREDIT TO THE BORROWER.

         THE PARTIES HERETO HAVE CAUSED THIS AGREEMENT TO BE DULY EXECUTED AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

                                      BANK:

                                      BARNETT BANK OF SOUTH FLORIDA, N.A.


                                      By: /s/ Guillermo Castillo
                                          -------------------------------------
                                               Guillermo Castillo
                                               Vice President



                                      BORROWER:

                                      WHITMAN EDUCATION GROUP, INC.


                                      By: /s/ Randy S. Proto
                                          -------------------------------------
                                              Randy S. Proto
                                              President


                                      GUARANTOR:


                                           /s/ Phillip Frost, M.D.
                                           ------------------------------------
                                               PHILLIP FROST, M.D.